Exhibit 3

                                     BY-LAWS

                                       OF

                              GUILFORD MILLS, INC.

                  (as amended effective as of January 1, 2000)

                                    ARTICLE I

                                     OFFICES

         The principal office of the Corporation within the State of Delaware shall be located at the address stated in the Certificate of Incorporation or in any certificate of appointment or change of agent or of change of principal office which shall be filed with the Secretary of State on behalf of the Corporation. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II

                                  STOCKHOLDERS

         The Annual Meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may come before the meeting shall in 1993 be held on such day during the months of October or November as may be fixed by the Board of Directors. The next Annual Meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may come before the meeting shall be held on such day during the months of February or March in 1995 as may be fixed by the Board of Directors. Thereafter, the Annual Meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may come before the meeting shall be on such day during the months of February or March in each year as may be fixed by the Board of Directors. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the annual election of Directors may be held at a special meeting of the stockholders as soon thereafter as may be convenient.
         SECTION 2. Place of Meeting. Annual meetings and special meetings of the stockholders shall be held at such place, within or without the State of Delaware and at such hour as may be fixed from time to time by the Board of Directors. At least ten days' (but not more than 50 days') notice shall be given to the stockholders of the place so fixed.
         SECTION 3. Special Meetings. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors.
         SECTION 4. Notice of Meeting. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such notice need not state the purposes of the meeting unless required by law. Whenever the provisions of law or of the Certificate of Incorporation or By-laws of the Corporation require that a meeting of the stockholders shall be duly called for the purpose, or that a certain notice of the time, place and purposes of any such meeting shall be given, in order that certain action may be taken at such meeting, a written waiver of notice of the time, place and purposes of such meeting, whether regular or special, signed by every stockholder entitled to notice not present in person or duly represented by proxy at such meeting, or by his attorney or legal representative thereunto duly authorized, either before or after the time fixed for holding said meeting, shall be deemed equivalent to such call and notice, and such action if taken at any such meeting shall be as valid as if call and notice had been duly given. Notice of any adjourned meeting of the stockholders shall not be required to be given.
         SECTION 5. Closing of Transfer Books for Fixing of Record Date. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period of not exceeding fifty (50) days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. In the event that the Board of Directors shall not have closed the transfer books of the Corporation or fixed a date for the determination of its stockholders entitled to vote, as aforesaid, no share of stock shall be voted on at any election for Directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.
         SECTION 6. Quorum. The holders of a majority of the outstanding shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders. In the absence of a quorum at any meeting, or any adjournment thereof, a majority in interest of the stockholders present in person or represented by proxy may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally held.
         SECTION 7. Proxies. At all meetings of stockholders, the vote of any stockholder may be cast in person or by his proxy or proxies (who need not be stockholders) appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact and delivered to the Secretary of the meeting. No appointment of proxy shall be valid after one year from the date thereof, unless the proxy provides for a longer period.
         SECTION 8. Voting Shares. Each stockholder shall be entitled at each meeting of the stockholders to one vote in person or by proxy for each share of capital stock having voting rights held by him.
         SECTION 9. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder of record and the number of shares registered in the name of each stockholder of record. Such list shall be open during the usual hours for business at the place where said election is to be held for ten (10) days next preceding the date of said election, to the examination of any stockholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.
         SECTION 10. Notification of Nomination of Directors. Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at such meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by, or on behalf of the Board of Directors, may be made only if notice in writing is personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to such meeting; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed by first class United States mail, postage prepaid, and received by, or personally delivered to, the Secretary of the Corporation not later than the close of business on the tenth
(10th) day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the Corporation that are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to the proxy rules of the Securities and Exchange Commission if such person had been nominated, or intended to be nominated, by the Board of Directors (including such person's written consent to be named as a nominee and to serve as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder (ii) a representation that such stockholder is a holder of record of shares of stock of the Corporation entitled to vote at the meeting and the class and number of shares of the Corporation which are beneficially owned by such stockholder, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. The Corporation also may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation.
         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
         SECTION 11. Notice of Business at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, if such business relates to the election of Directors of the Corporation, the procedures in Article II, Section 10 must be complied with. If such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to such meeting; provided, however, that if less than seventy (70) days' notice or prior public disclosure of the date of the meeting is given to stockholders, such notice, to be timely, must have been mailed by first class United States mail, postage prepaid, and received by, or personally delivered to, the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote at the meeting and the class and number of shares of the Corporation which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 11 and except that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation's proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 11.
         The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 11, and if he should so determine, he shall so declare to the meeting and the business not properly brought before the meeting shall be disregarded.



                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.
         SECTION 2. Number, tenure and qualifications. The number of Directors shall be such as from time to time shall be fixed by the Board of Directors, but in no case shall the number be more than fourteen (14) or less than three (3). Each Director shall hold office until the next election of the class for which such Directors shall have been chosen, and until a successor shall be duly elected and qualified, or until his death, resignation or removal. No Director need be a stockholder of the Corporation. No Director shall serve as such beyond attaining the age of 70, except that Directors serving as such on September 5, 1998 may serve until the later of (i) the expiration of the term of office to which he or she previously has been elected or (ii) age 72. Notwithstanding the foregoing, each of Maurice A. Fishman, George Greenberg and Charles A. Hayes shall be eligible to be designated as a Director Emeritus. Any such appointment shall be for a one year term expiring with the next Annual Meeting of Stockholders after such appointment. The one year term shall be subject to renewal, at the meeting of Directors immediately following the Annual Meeting of Stockholders, for successive one year periods not beyond the 80th birthday of the Director Emeritus. A Director Emeritus shall not be considered a member of the Board of Directors, but shall be a consultant to the Board. Compensation for a Director Emeritus shall be as determined by the entire Board of Directors, but shall not in any event exceed the cash compensation paid to Directors for serving as such. Compensation for a Director Emeritus shall not include stock option grants or any other stock-based compensation. Directors Emeritus shall have none of the rights, obligations or duties of a Director including, without limitation, voting rights. Directors Emeritus shall be invited to attend and speak at meetings of the Board of Directors but shall not serve on or attend Committee meetings.
          SECTION 3. Regular Meetings. The first meeting of each newly elected Board of Directors shall be held immediately after, and at the same place as the annual election of Directors, if a quorum shall be then present, in which case notice of such meeting need not be given. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of regular meetings without other notice than such resolution.
          SECTION 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or of any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.
          SECTION 5. Notice. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Each such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise in these By-laws expressly provided. Unless required by law or these By-laws, such notice shall not be required to be given to any Director who shall be present at such meeting, or who shall waive such notice in writing or by telegraph, cable or radio, whether before or after the meeting, and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the Directors shall be present thereat. Whenever the provisions of the law or of the Certificate of Incorporation of the Corporation or these By-laws require that a meeting of the Directors shall be duly called for the purpose, or that a certain notice of the time, place and purposes of any such meeting shall be given, in order that certain action may be taken at such meeting, a written waiver of notice of the time, place and purposes of such meeting, whether regular or special, signed by every Director not present in person, either before or after the time fixed for holding said meeting, shall be deemed equivalent to such call and notice, and such action if taken at any such meeting shall be as valid as if call and notice had been duly given.
          SECTION 6. Quorum. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such a quorum is present at a meeting, a majority of the
Directors present may adjourn the meeting from time to time without further notice.
          SECTION 7. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
          SECTION 8. Removal of Directors. Any Director may be removed, but only with cause, at any time, by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote for the election of Directors of the Corporation, at a special meeting of the stockholders called and held for the purpose.
          SECTION 9. Vacancies. Any vacancy or vacancies in the Board of Directors resulting from death, resignation, removal, and increase in the authorized number of Directors, or any other cause, may be filled only by a majority vote of the Directors then in office, though less than a quorum, and each Director so elected shall hold office until the next election of the class for which such Director shall have been chosen and until his successor shall be duly elected and qualified, or until his death, resignation or removal.

           SECTION 10. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid such fee for attendance at each meeting of the Board of Directors or such stated salary as Director as shall be fixed by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV

                               EXECUTIVE COMMITTEE

          SECTION 1. Designation and Vacancies. The Executive Committee, if any, shall be designated as provided in the Certificate of Incorporation, shall consist of not less than three members of the Board of Directors, one of whom shall be designated the Chairman of the Executive Committee. The Chairman of the Executive Committee shall preside at meetings of the Executive Committee, and the Secretary of the Corporation, or such other person as the Executive Committee shall from time to time determine, shall act as Secretary of the Executive Committee.
          The Board of Directors, by action of a majority of the whole Board, shall fill vacancies in the Executive Committee.
          SECTION 2. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, if designated, shall have, and may exercise, all of the powers of the Board of Directors (other than the power to remove or elect officers) in the management of the business and affairs of the Corporation, including the power to authorize the seal of the Corporation to be affixed to all papers which may require it, in such manner as the Executive Committee shall deem for the best interests of the Corporation, in all cases in which specific directions shall not have been given by the Board of Directors.
          All action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action.
          SECTION 3. Procedures, Meetings and Quorum. The Executive Committee shall meet at such times and at such place or places as may be provided by such rules of procedures as the Executive Committee may adopt, or by resolution of the Executive Committee or of the Board of Directors. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary for the adoption by it of any resolution.
          SECTION 4. Compensation. By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee, and may be paid such fee for attendance at each meeting of the Executive Committee as shall be fixed by the Board of Directors.



                                    ARTICLE 7

                                 AUDIT COMMITTEE

         SECTION 1. Audit Committee. The Audit Committee, if any, of the Board of Directors shall be designated by the Board of Directors and shall consist of not less than two (2) members of the Board of Directors, none of whom shall be executive officers of the Corporation. One member of the Audit Committee may be designated the Chairman of the Audit Committee. The Chairman of the Audit Committee shall preside at meetings of the Audit Committee, and the Secretary of the Corporation, or such other person as the Audit Committee shall from time to time determine, shall act as Secretary of the Audit Committee. The Board of Directors, by action of a majority of the whole Board, shall fill vacancies in the Audit Committee.
         SECTION 2. Powers. The Audit Committee shall meet with management to consider the adequacy of the internal controls of the Corporation and the objectivity of financial reporting. The Audit Committee shall also meet with the Corporation's independent accountants and with appropriate Corporation financial personnel with respect to such matters. The Audit Committee shall recommend to the Board of Directors the appointment of independent accountants. The Audit Committee shall have such other powers as are granted to it by resolution of the Board of Directors.
         SECTION 3. Procedures, Meetings and Quorum. The Audit Committee shall meet at such times and at such place or places as may be provided by such rules of procedures as the Audit Committee may adopt, or by resolution of the Audit Committee or of the Board of Directors. At every meeting of the Audit Committee the presence of a majority of all the members shall be necessary for the adoption of a new resolution.
         SECTION 4. Compensation. By resolution of the Board of Directors, the members of the Audit Committee may be paid their expenses, if any, of attendance at each meeting of the Audit Committee and may be paid such fee for attendance at each meeting of the Audit Committee as shall be fixed by the Board of Directors.
                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers (including a Vice Chairman of the Board) and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two offices (but not more than two), other than the offices of a President and Secretary, may be held by the same person. The President shall be chosen from among the Directors.
         SECTION 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors following the annual election of Directors. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor shall be duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
         SECTION 3. Removal of Officers. Any officer may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose or, except in case of any officer elected by the Board of Directors, by any superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.
         SECTION 4. Vacancies. A vacancy in any office resulting from death, resignation, removal or any other cause, may be filled by the Board of Directors for the unexpired portion of the term.
         SECTION 5. Chairman and Vice Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors at which he is present and shall have and perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or the Board of Directors. The Vice Chairman of the Board of Directors shall, in the absence of the Chairman of the Board of Directors, preside at all meetings of the stockholders and of the Board of Directors at which he is present, and shall perform such other duties as may be prescribed by the Board of Directors from time to time.
         SECTION 6. President. The President shall be the chief executive officer of the Corporation and shall have the final executive authority with respect to the management of the affairs and policies of the Corporation, including such powers and authority which, by custom and usage, ordinarily are inherent in and incident to the office of the chief executive officer, except as the same specifically may be limited by resolution of the Board of Directors.
         SECTION 7. The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may determine or as may be assigned to him by the President. In the absence of the President or in the event of his death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers and be subject to all the restrictions upon the President.
         SECTION 8. The Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors, the Executive Committee (if designated), and all other committees, if any, of which a Secretary shall not have been appointed, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal, is duly authorized; (d) be in charge of the stock ledger of the Corporation; (e) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.
         SECTION 9. The Treasurer. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever; (c) deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Article VI of these By-laws; and
(d) in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He shall, if required by the Board of Directors, give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
         SECTION 10. Assistant Secretaries and Assistant Treasurers. At the request of the Secretary or in his absence or disability, one or more Assistant Secretaries designated by the Board of Directors shall have all the powers of the Secretary. At the request of the Treasurer or in his absence or disability, one or more Assistant Treasurers designated by the Board of Directors shall have all the powers of the Treasurer. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
                                   ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. Except as otherwise provided by law, these By-laws or resolutions of the Board of Directors, any contract or other instrument shall be valid and binding on the Corporation if executed and delivered in its name and on its behalf by the President or in his absence or disability by any Vice President. The Board of Directors may, however, authorize any other officer or officers or other agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
         SECTION 2. Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
         SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other agent or agents of the Corporation and in such manner and as shall from time to time be determined by resolution of the Board of Directors. Each of such officers and agents shall give such bond, if any, as the Board of Directors may require.
         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select or as may be designated by any officer or officers of the Corporation.
                                  ARTICLE VIII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Certificates representing shares of stock of the Corporation shall be in such form and shall contain such information as shall be required by law at the time the same are issued. Such certificates shall be (i) signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or by the Secretary or an Assistant Secretary. If such certificate is countersigned (i) by a transfer agent other than the Corporation or its employee or (ii) by a registrar other than the Corporation or its employee, any of the signatures above authorized may be a facsimile. Such certificates shall bear the seal of the Corporation which may be a facsimile thereof. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. The person in whose name any shares shall stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as otherwise provided in the Certificate of Incorporation and except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and/or indemnity to the Corporation as the Board of Directors may prescribe.
         SECTION 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the Transfer Agent of the Corporation and on surrender for cancellation of the certificate for such shares.


                                   ARTICLE IX

                                   FISCAL YEAR

         The 1994 fiscal year of the Corporation shall commence on September 27, 1993 and end on October 2, 1994. Thereafter, the fiscal year of the Corporation shall commence on the first Monday following the Sunday nearest September 30 in each year and end on the Sunday nearest September 30 in each year.

                                    ARTICLE X

                                      SEAL

         The corporate seal of the Corporation shall be in the form of a circle and shall include the name of the Corporation and reference to the year and place of its incorporation.

                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION 1. Indemnification Respecting Third Party Claims. The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative or investigative in nature (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or, if at a time when he was a Director, officer, employee or agent of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Director, officer, partner, fiduciary, employee or agent (a "Subsidiary Officer") of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Affiliated Entity"), against expenses (including attorneys' fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify against any amount paid in settlement unless the Corporation has consented to such settlement, which consent shall not be unreasonably withheld. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this
Section 1, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 1 against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against any person who is or was a Director, officer, fiduciary, employee or agent of the Corporation or a Subsidiary Officer of any Affiliated Entity, but such indemnification may be provided by the Corporation in a specific case as permitted by Section 6 of this Article.
         SECTION 2. Indemnification Respecting Derivative Claims. The Corporation, to the full extent permitted, and in the manner required, by the laws of the State of Delaware as in effect at the time of the adoption of this Article or as such laws may be amended from time to time, shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or, if at a time when he was a Director, officer, employee or agent of the Corporation, is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and except to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper. Notwithstanding anything to the contrary in the foregoing provisions of this Section 2, a person shall not be entitled, as a matter of right, to indemnification pursuant to this Section 2 against costs and expenses incurred in connection with any action or suit in the right of the Corporation commenced by such person, but such indemnification may be provided by the Corporation in any specific case as permitted by Section 6 of this Article.
         SECTION 3. Determination of Entitlement to Indemnification. Any indemnification under Section 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper under the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or 2 of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding in respect of which indemnification is sought or by majority vote of the members of a committee of the Board of Directors composed of at least three members each of whom is not a party to such action, suit or proceeding, or (b) if such a quorum is not obtainable and/or such a committee is not established or obtainable, or, even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or (c) by the stockholders. In the event a request for indemnification is made by any person referred to in Section 1 or Section 2, the Corporation shall cause such determination to be made not later than 60 days after such request is made.
         SECTION 4. Right to Indemnification Upon Successful Defense and For Service as a Witness.
                  (a) Notwithstanding the other provisions of this Article, to the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) and costs actually and reasonably incurred by such person in connection therewith.
                  (b) To the extent any person who is or was a Director, officer, employee or agent of the Corporation has served or prepared to serve as a witness in any action, suit or proceeding (whether civil, criminal, administrative or investigative in nature) or in any investigation by the Corporation or the Board of Directors thereof or a committee thereof or by any securities exchange on which securities of the Corporation are or were listed by reason of his services as a Director, officer, employee or agent of the Corporation or as a Subsidiary Officer of any Affiliated Entity (other than in a suit commenced by such person), the Corporation shall indemnify such person against expenses (including attorneys' fees and disbursements) and costs actually and reasonably incurred by such person in connection therewith within 30 days after receipt by the Corporation from such person of a statement requesting such indemnification, averring such service and reasonably evidencing such expenses and costs.
         SECTION 5. Advance of Expenses. Expenses and costs incurred by any person referred to in Section 1 or Section 2 of this Article in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article.
         SECTION 6. Indemnification Not Exclusive. The provision of indemnification to or the advancement of expenses and costs to any person under this Article, or the entitlement of any person to indemnification or advancement of expenses and costs under this Article, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's capacity as an officer, Director, employee or agent of the Corporation and as to action in any other capacity while holding any such position.
         SECTION 7. Accrual of Claims; Successors. The indemnification provided or permitted under this Article shall apply in respect of any expense, cost, judgment, fine, penalty or amount paid in settlement, whether or not the claim or cause of action in respect thereof accrued or arose before or after the effective date of this Article. The right of any person who is or was a Director, officer, employee or agent of the Corporation to indemnification under this Article shall continue after he shall have ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, distributees, executors, administrators and other legal representatives of such person.
         SECTION 8. Corporate Obligations; Reliance. This Article shall be deemed to create a binding obligation on the part of the Corporation to its current and former officers, Directors, employees and agents and their heirs, distributees, executors, administrators and other legal representatives, and such persons in acting in such capacities shall be entitled to rely on the provisions of this Article, without giving notice thereof to the Corporation.
         SECTION 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of, or to represent the interests of, the Corporation as a Subsidiary Officer of any Affiliated Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.
         SECTION 10.       Definitions of Certain Terms.
                  (a) For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its corporate existence had continued, would have been permitted under applicable law to indemnify its Directors, officers, employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request, or to represent the interests of, such constituent corporation as a Director, officer, employee or agent of any Affiliated Entity shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
                  (b) For purposes of this Article, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the Corporation" shall include any service as a Director, officer, fiduciary, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, fiduciary, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.